EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                                    Regarding

                          MULTI-STRATEGY SERIES M UNITS

                                       or

                          MULTI-STRATEGY SERIES G UNITS

                                       of

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

                   Tendered Pursuant to the Offer to Purchase
                              Dated March 28, 2005

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
              RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
              TIME, ON MONDAY, APRIL 25, 2005, UNLESS THE OFFER IS
                                    EXTENDED.


      Complete this Notice of Withdrawal of Tender and Return or Deliver to:

                                   PFPC, Inc.
                                  P.O. Box 219
                               Claymont, DE 19703


                        Attn: Tender Offer Administrator


                           For additional information:

                              Phone: (800) 305-0816

                               Fax: (302) 791-4018
                                    (302) 791-3045


           You may also direct questions to your financial consultant.

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Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC


Ladies and Gentlemen:

         The undersigned wishes to withdraw the previously submitted notice of the undersigned's intent to tender its Units of the specified Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED UNITS PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was with respect to (specify one):

         [  ]   Multi-Strategy Series M Units.

         [  ]   Multi-Strategy Series G Units.


Such tender is with respect to (specify one):

         [  ]   All of the undersigned's Units of the specified Series.

         [  ]   A portion of the undersigned's Units of the specified Series expressed as a specific dollar amount.

                $
                 ---------------

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be purchased by the Company upon expiration of the tender offer described above.


SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



-------------------------------------       ------------------------------------
Signature                                   Signature
(SIGNATURE SHOULD APPEAR                    (SIGNATURE SHOULD APPEAR
EXACTLY AS ON YOUR                          EXACTLY AS ON YOUR
SUBSCRIPTION AGREEMENT)                     SUBSCRIPTION AGREEMENT)


-------------------------------------       ------------------------------------
Print Name of Member                        Print Name of Member


-------------------------------------       ------------------------------------
Title (if applicable)                       Title (if applicable)

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Date:                                       Date:
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